Exhibit 10.49

THIS NOTE AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTION 9.2 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

AMENDED, CONSOLIDATED AND RESTATED

CONVERTIBLE SECURED PROMISSORY NOTE

June 28, 2019

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ACURA PHARMACEUTICALS, INC., a New York corporation with offices located at 616 N. North Court, Suite 120, Palatine, Illinois (the “Company”), hereby unconditionally promises to pay to the order of John Schutte c/o MainPointe Pharmaceuticals, LLC, 333 E. Main Street, Suite 200, Louisville, KY 40202 (together with any successor or permitted assignee or transferee of this Note or of any shares issued upon conversion hereof, the “Noteholder”), the aggregate principal sum of SIX MILLION DOLLARS ($6,000,000), together with interest thereon, as provided in this Promissory Note (this “Note”).

This Note amends, consolidates, restates and replaces the following promissory notes made by the Company to the order of the Noteholder in the aggregate original principal amount of $5,000,000 (collectively, the “Prior Notes”): (i) original principal amount of $1,800,000 dated October 5, 2018; (ii) original principal amount of $1,000,000 dated May 7, 2018; (iii) original principal amount of $500,000 dated June 28, 2018; (iv) original principal amount of $400,000 dated August 2, 2018; (v) original principal amount of $300,000 dated September 13, 2018; (vi) original principal amount of $200,000 dated December 20, 2018; (vii) original principal amount of $200,000 dated January 28, 2019; (viii) original principal amount of $200,000 dated March 25, 2019; (ix) original principal amount of $150,000 dated November 21, 2018; (x) original principal amount of $100,000 dated May 1, 2019; and (xi) original principal amount of $150,000 dated June 12, 2019. This Note is not intended to be, and shall not be construed as, a novation of the indebtedness evidenced by the Prior Notes. The principal amount of this Note includes the interest previously accrued on the Prior Notes as of the date of the issuance of this Note. This Note shall be entitled to the benefits (in the same priority) of, inter alia, any security at any time granted and pledged by the Company to the Noteholder in conjunction with the original execution and delivery of the Prior Notes or predecessor notes or by the Company or any other person at any time thereafter. This Note also evidences an additional loan from the Noteholder to the Company made on the date hereof in the original principal amount of Seven Hundred Twenty-five Thousand Eight Hundred Eighty-four Dollars ($725,884.00). For and in consideration of the loans made by the Noteholder to the Company evidenced by this Note, the Company is simultaneously herewith issuing to the Noteholder (or to its designated assign) a warrant to purchase shares of common stock of the Company.

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1.             Definitions. Unless defined elsewhere in this Note, capitalized terms used herein shall have the meanings set forth in this Section 1.

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger of the Company into or consolidation of the Company with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

“Contingent Obligation” means any direct or indirect liability, contingent or not, of the Company for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by the Company, or for which the Company is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of the Company; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect the Company against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Company in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Permitted Indebtedness” means (a) the Company’s Indebtedness to the Noteholder under this Note; (b)  Subordinated Debt; (c) Indebtedness existing on the date hereof and disclosed on the Perfection Certificate(s) delivered in accordance with the Security Agreement; (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; (e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by the Company to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made); (f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of the Company’s business; and (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon the Company.

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“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority or other entity.

 “Subordinated Debt” is Indebtedness incurred by the Company subordinated to all Indebtedness of the Company to the Noteholder (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Noteholder, entered into between the Noteholder, the Company, and the other creditor), on terms acceptable to the Noteholder.

2.	Payment Dates; Prepayment.

2.1              Payment Dates. Unless this Note has been converted pursuant to Section 4.1 below, the aggregate unpaid principal amount of this Note together with all accrued and unpaid interest thereon shall be due and payable on July 1, 2023 (the “Maturity Date”). Time shall be of the essence with respect to all of the Company’s obligations under this Note

2.2              Prepayment. This Note may not be prepaid by the Company in cash (either in whole or in part) without the prior written consent of the Noteholder in its sole discretion. The Noteholder may elect in its sole discretion, by notice to the Company in writing, to cause the entire outstanding principal amount of and all accrued but unpaid interest on this Note to convert into fully paid and nonassessable shares of common stock of the Company pursuant to Section 4.1 below.

2.3              Payment Mechanics. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof, or in such other order as the Noteholder may elect in its sole discretion.

2.4              Rescission. If at any time any payment made against this Note (whether payment is made by the Company, any guarantor, or any other Person) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or such other Person who made the payment, or otherwise, or if any check or other written order to pay any amount to the Noteholder is dishonored or returned as unpaid by the bank against whom it is drawn, the Company’s obligation to make such payment shall be reinstated as though such payment had not been made.

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3.            Interest. The outstanding principal amount of this Note shall bear interest at a fixed rate equal to seven and one-half percent (7.5%)per annum and shall accrue and be payable at the Maturity Date. All computations of interest shall be made on the basis of a 360 day year consisting of 12 months of 30 days.

4.	Conversion.

4.1                 Option to Convert. The Noteholder shall have the right, exercisable at its option at any time while this Note remains outstanding, by notice to the Company in writing, to cause the entire outstanding principal amount of and all accrued but unpaid interest on this Note to convert into fully paid and nonassessable shares of common stock of the Company (the “Shares”). The number of Shares into which this Note may be converted pursuant to this Section 4.1 shall be determined by dividing (x) the entire outstanding principal amount of and all accrued but unpaid interest on this Note as of the date of conversion by (y) $0.16 (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock of the Company).

4.2                 Mechanics and Effect of Conversion. In the event of any conversion of this Note pursuant to Section 4.1 above, such conversion shall be deemed to have been made immediately upon (i) delivery of notice in accordance with the requirements of Section 4.1 above and (ii) the surrender of this Note to the Company, and on and after such date the Noteholder shall be treated for all purpose as the record holder of such Shares. Upon conversion or payment in cash of the entire outstanding principal amount of and all accrued interest on this Note pursuant to the terms hereof, the Company shall be forever released from all its obligations and liabilities under this Note.

5.            Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

5.1              Failure to Pay. The Company fails to pay any amount of principal of, or interest on, this Note when due and such failure continues for 5 days after written notice to the Company.

5.2              Other Failure to Perform. The Company fails to perform any other covenant or obligation set forth in this Note or the Security Agreement.

5.3              LIMITx. Termination of the License, Development and Commercialization Agreement dated as of June 28, 2019 by and between the Company and the Noteholder by the Noteholder pursuant to Section 3.1.3 or 3.1.4 thereof.

5.4              Bankruptcy. (A) The Company commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors; or (B) there is commenced against the Company any case, proceeding or other action of a nature referred to in Section 5.4(A) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days.

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6.            Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Company declare the entire principal amount of this Note, together with all accrued interest thereon, immediately due and payable, provided, however that, if an Event of Default described in Section 5.4 shall occur, the principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

7.	Representations and Warranties and Covenants of Company.

7.1              Representations and Warranties. The Company represents and warrants to, and agrees with, the Noteholder that all Shares which may be issued upon the conversion of this Note, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued common stock such number of shares of common stock and other securities as will be sufficient to permit the conversion in full of this Note and the conversion of the Shares into common stock or such other securities.

7.2              Negative Covenants. The Company shall not do any of the following without the prior written consent of the Noteholder in its sole discretion:

(a)       create, or authorize the creation of, or issue or obligate itself to issue any securities (other than the issuance of stock options, restricted stock units or other equity incentive grants of the Company pursuant to the terms of stock option plans, restricted stock unit plans or similar plans, provided such issuances do not exceed, in the aggregate, 1,250,000 shares during the period of eighteen (18) months commencing on the date of this Note);

(b)       create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness;

(c)       pay the directors of the Company cash compensation during any twelve (12) month period in an amount exceeding, in the aggregate, one-half (½) of the total cash compensation paid to all directors of the Company in calendar year 2018; or

(d)       issue any press release or make any public statement other than as required to satisfy its statutory or regulatory filing and reporting obligations or to comply with any other legal or regulatory requirements to which the Company is subject, provided that the Company takes reasonable steps to minimize the extent of any such disclosure.

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7.3              Notice of Certain Events. If the Company proposes at any time to:

(a)       declare any dividend or distribution upon the outstanding shares of common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)       offer for subscription or sale pro rata to the holders of the outstanding shares of common stock any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c)       effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the common stock; or

(d)       effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Noteholder:

(1)       at least seven (7) business days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and

(2)       in the case of the matters referred to in (c) and (d) above at least seven (7) business days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of common stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

8.	Representations and Warranties of Noteholder. The Noteholder represents and warrants to the Company as follows:

8.1              Purchase for Own Account. This Note and the securities to be acquired upon conversion of this Note by Noteholder are being acquired for investment for Noteholder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Noteholder also represents that it has not been formed for the specific purpose of acquiring this Note or the Shares.

8.2              Disclosure of Information. Noteholder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Note and its underlying securities. Noteholder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Noteholder or to which Noteholder has access.

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8.3              Investment Experience. Noteholder understands that the purchase of this Note and its underlying securities involves substantial risk. Noteholder has experience as an investor in securities of companies in the development stage and acknowledges that Noteholder can bear the economic risk of such Noteholder’s investment in this Note and its underlying securities and has such knowledge and experience in financial or business matters that Noteholder is capable of evaluating the merits and risks of its investment in this Note and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Noteholder to be aware of the character, business acumen and financial circumstances of such persons.

8.4              Accredited Investor Status. Noteholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

8.5              The Securities Act. Noteholder understands that this Note and the Shares issuable upon conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Noteholder’s investment intent as expressed herein. Noteholder understands that this Note and the Shares issued upon any conversion hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Noteholder is aware of the provisions of Rule 144 promulgated under the Securities Act.

8.6              No Voting Rights. Noteholder, as the holder of this Note, will not have any voting rights until the conversion of this Note.

9.	Transfer of this Note and the Shares Issuable on Conversion Hereof.

9.1              Legends. Each certificate evidencing Shares (and each certificate evidencing the securities issued upon conversion of any Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN CONVERTIBLE PROMISSORY NOTE ISSUED BY THE ISSUER TO NOTEHOLDER DATED JUNE 28, 2019, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

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9.2           Compliance with Securities Laws on Transfer. This Note and the Shares issued upon conversion of this Note (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require the Noteholder to provide an opinion of counsel if the transfer is to an affiliate of the Noteholder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Securities Act.

9.3            Transfer Procedure. The Noteholder may transfer all or part of this Note or the Shares issuable upon conversion of this Note (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to one or more of the Noteholder’s affiliates (each, an “Affiliate”). Subject to the provisions of Section 9.2 and upon providing the Company with written notice, the Noteholder, any such Affiliate and any subsequent Noteholder, may transfer all or part of this Note or the Shares issuable upon conversion of this Note (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any other transferee, provided, however, in connection with any such transfer, the Affiliate(s) or any subsequent Noteholder will give the Company notice of the portion of the Note being transferred with the name, address and taxpayer identification number of the transferee and the Noteholder will surrender this Note to the Company for reissuance to the transferee(s) (and the Noteholder if applicable).

10.              Miscellaneous.

10.1         Governing Law; Jurisdiction. This Note, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby and thereby shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to conflict of law provisions. The Company hereby consents to the jurisdiction of any state or federal court located within the County of Jefferson, Commonwealth of Kentucky, and irrevocably agrees that, subject to the Noteholder’s sole and absolute election, any case or proceeding relating to Title 11 of the United States Code and any actions relating to the indebtedness evidenced hereby shall be litigated in such courts, and the Company waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. Nothing contained in this paragraph shall affect the right of the Noteholder to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

10.2         Waiver of Jury Trial. THE NOTEHOLDER AND COMPANY ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED (OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT) THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS.

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10.3          Successors and Assigns. The Company may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

10.4          Waiver of Notice. The Company hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.5          Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed the Noteholder and the Company. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.6          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.7          Security. This Note is secured by and entitled to the benefits of that certain Security Agreement dated as of the date hereof by and between the Company and the Noteholder, as the same may be amended or restated and including any successor agreement (the “Security Agreement”).

[End of text; signature page follows.]

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IN WITNESS WHEREOF, the Company has executed this Amended, Consolidated and Restated Convertible Secured Promissory Note as of June 28, 2019.

ACURA PHARMACEUTICALS, INC.

By: /s/ Peter A. Clemens

Name: Peter A. Clemens
Title: Senior Vice President & CFO

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